UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2006

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 12, 2006, AsiaInfo Holdings, Inc. (the “Company”) signed an Asset Purchase Agreement (the “Agreement”) with Shanghai Emice Information Technology Co., Ltd. (“Shanghai Emice”), to acquire Shanghai Emice’s business of call center, customer relationship management and business supporting system (the “Business”) servicing Shanghai Mobile Communication Co., Ltd. (“Shanghai Mobile”). This transaction furthers the Company’s strategy of expanding its high-margin telecom software solutions business.

Pursuant to the terms of the Agreement, the Company will acquire, among other things, (a) an exclusive license to use Shanghai Emice’s proprietary software related to the Business for a period of 5 years, (b) all of the outstanding customer contracts between Shanghai Emice and Shanghai Mobile and (c) other related assets of Shanghai Emice. Shanghai Emice will also transfer up to 45 employees related to the Business to the Company. The aggregate purchase price for assets, license, contracts and employees under the Agreement is RMB33,000,000 (approximately US$4.1 million), which shall be paid in cash.

Closing of the transaction contemplated by the Agreement is subject to customary closing terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: May 15, 2006	By:	/s/ Ying Han
	Name:	Ying Han
	Title:	Executive Vice President and Chief Financial Officer